UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 11, 2025
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GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
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Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 11, 2025, Green Plains Inc., an Iowa corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Ancora Holdings Group, LLC, a Delaware limited liability company (collectively with its affiliates and associates, the “Investor”). The Cooperation Agreement outlines certain compositional changes to the Board of Directors of the Company (the “Board”), and provides for a standstill, voting commitment and other customary provisions.

The changes to the Board include increasing the size of the Board to ten members through the appointment of Steven Furcich, Carl Grassi, and Patrick Sweeney, limiting the size of the Board to not more than ten prior to the appointment of a new Chief Executive Officer of the Company and not more than eleven after such appointment, in each case without the prior written consent of the Investor, confirming the independence of the new directors prior to appointment, including the new directors for election at the Company’s 2025 annual meeting, taking necessary actions to accept retirement of two incumbent members of the Board at the conclusion of the 2025 annual meeting and forming a Strategic Planning Committee for the purpose of providing analysis and non-binding recommendations to the Board pertaining to cost optimization, capital allocation, capital structure and other finance matters and transaction opportunities.
During the term of the Cooperation Agreement, the Investor has agreed to vote all Voting Securities (as defined in the Cooperation Agreement) beneficially owned by it or its affiliates at all meetings of the Company’s shareholders in accordance with the Board’s recommendations, except that the Investor (a) may vote in its discretion on any proposal of the Company in respect of any Extraordinary Transactions (as defined in the Cooperation Agreement), share issuance or the implementation of takeover defenses not in existence as of the date of the Cooperation Agreement and (b) will be permitted to vote in accordance with the recommendation of Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) if ISS and Glass Lewis issue a voting recommendation that differs from the Board’s recommendation with respect to any proposal submitted to shareholders at a shareholder meeting (other than any proposal related to director elections, removals or replacements).
The Investor has also agreed to certain customary standstill provisions prohibiting it from, among other things, (a) soliciting proxies; (b) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company, subject to limited exceptions; (c) beneficially owning more than 9.9% of the then‑outstanding shares of the Company’s common stock and (d) taking actions to change or influence the Board, management or the direction of certain Company matters; in each case as further described in the Cooperation Agreement.
The Cooperation Agreement will terminate on the date that is the earlier of (a) thirty days prior to the notice deadline under the Company’s bylaws for the submission of shareholder director nominations for the Company’s 2026 annual meeting of shareholders and (b) one hundred days prior to the first anniversary of the Company’s 2025 annual meeting of shareholders.
The foregoing description of the Cooperation Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Cooperation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2025, Green Plains Inc. appointed three individuals as independent members of its board of directors, including Steven Furcich, Carl Grassi, and Patrick Sweeney. These individuals were appointed as part of the Company continuing the refreshment of its board of directors as they possess additive experience in key areas such as the agriculture and commodities sector, capital allocation, finance, long-term planning, and strategic reviews and transactions. Now through the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”), the appointments will result in an expansion of the board of directors to at least ten members. The Company expects to accept retirement of two tenured members of the Board at the conclusion of this year’s Annual Meeting.

The terms for Messrs. Furcich, Grassi and Sweeney will expire at the this year’s Annual Meeting, at which point they will stand for re-election. Except for the Cooperation Agreement described in Item 1.01 above, there are no arrangements or understandings between Messrs. Furcich, Grassi or Sweeney and any other person pursuant to which Messrs. Furcich, Grassi or Sweeney were appointed to the board, or transactions in which Messrs. Furcich, Grassi or Sweeney have an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Grassi has been appointed to the

Nominating and Governance Committee of the Board pursuant to the Cooperation Agreement. Messrs. Furcich and Sweeney have not yet been assigned to serve on any committees of the board.

Messrs. Furcich, Grassi or Sweeney will participate in the standard compensation program for the Company’s non-employee directors, described on page 35 of the Company’s definitive Proxy Statement for its 2024 annual meeting of stockholders (filed with the Securities and Exchange Commission on March 28, 2024), and their compensation will be prorated to reflect the commencement date of their service on the Board.

Steven Furcich has over 35 years of operating experience across the midstream and downstream agribusiness sectors, working with a wide range of agricultural crops, process technologies and nutrition products. Since 2016, Mr. Furcich has served as a Partner at Tillridge Global Agribusiness Partners (“Tillridge”), a private equity firm focused on the agribusiness and food value chain, and as a board member at several of its portfolio companies. He currently serves as Chairman of Inventure Renewables Inc., a Partner and director of Wilmar Nutrition (a subsidiary of Wilmar International), and a director of Furst-McNess Company (a subsidiary of Easy USA Holdings Inc.). Prior to Tillridge, Mr. Furcich had a 28-year career at Archer Daniels Midland Company (NYSE: ADM), a multinational food processing and commodities trading corporation where he held several leadership roles, including President of ADM’s Nutrition and Malting Division and Vice President and Director of Group Operations for the Oilseeds Division. Mr. Furcich earned his bachelor’s degree in Agricultural Engineering from the University of Illinois Urbana-Champaign.

Carl Grassi is an experienced public company advisor and director with expertise across sectors and industries. He has served as a director of publicly traded companies such as J. Alexander's Holdings, Inc. (formerly NYSE: JAX), where he helped drive a successful strategic alternatives process and sale to SPB Hospitality. Additionally, he is Senior Counsel at business advisory and advocacy law firm McDonald Hopkins, LLC. He was McDonald Hopkins’ Chairman from 2016 to 2019 after serving as President for nine years. Mr. Grassi received his J.D. from Cleveland State University College of Law and his B.S.B.A. with a major in Accounting from John Carroll University. Mr. Grassi is also a Certified Public Accountant.

Patrick Sweeney serves as a Portfolio Manager for Ancora’s activist strategy. Mr. Sweeney is responsible for all aspects of the investment process, including idea generation, fundamental diligence, portfolio management, strategy execution and company-specific engagement. Mr. Sweeney has been with the firm since 2013. Prior to joining Ancora, Mr. Sweeney began his financial services career at PNC Financial Services in the firm’s management training program before transitioning to the role of Corporate Banking Analyst. In this capacity, Mr. Sweeney was responsible for meeting the lending needs of hospital systems, higher education facilities and municipalities in the Midwest. He earned his B.S. degree in finance from John Carroll University.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1	Cooperation Agreement, dated April 11, 2025, by and between Green Plains Inc. and Ancora Holdings Group, LLC
99.1	Press Release, dated April 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: April 15, 2025	By:	/s/ Michelle Mapes
Michelle Mapes
Chief Legal & Administration Officer and Corporate Secretary